FORMFACTOR

formfactor

Stock Option Exchange Program
Exchange Offer Commencement Date: September 2, 2010
Exchange Offer Expiration: September 30, 2010 at 9:00 p.m. Pacific Time

Welcome:

Documentation and Instructions

Click on any of the links below to learn more.

- Schedule TO – Tender Offer Statement
- Offer To Exchange
- FAQs
- Election Form
- Notice of Withdrawal Form
- Stock Option Agreement Form For New Stock Options
- Stock Option Agreement Terms
- Change Your Password

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

Make My Election

You have 29 days days left to elect to exchange your eligible stock options for new options.

If you do not make an election to exchange eligible stock options from a particular grant, the eligible stock options from the grant will not be exchanged.

Make/View/Change My Election
Print My Exchange Election Confirmation

Need Help?

Send an email to option_exchange@formfactor.com. Your email will be responded to by the end of the next business day.

FORMFACTOR

Stock Option Exchange Program
Exchange Offer Commencement Date: September 2, 2010
Exchange Offer Expiration: September 30, 2010 at 9:00 p.m. Pacific Time

Welcome:

Make My Election (Step 1 of 4)

You may only exchange stock options on a grant by grant basis. You may not exchange only part of a stock option grant.

Indicate your decision to exchange one or more of your eligible stock options for new stock options by selecting the corresponding "Yes" button in the "Election" column below.

If you do not want to exchange one or more of your eligible stock options for new stock options, select the corresponding "No" button in the "Election" column below.

If you do not make an election to exchange eligible stock options from a particular grant, the eligible stock options from the grant will not be exchanged.

Reminder

Before making your election, please ensure that you have reviewed and understand the following documents relating to this offer:

- Schedule TO – Tender Offer Statement
- Offer To Exchange
- FAQs
- Election Form
- Notice of Withdrawal Form
- Stock Option Agreement Form For New Stock Options
- Stock Option Agreement Terms

Breakeven Calculator

Eligible Stock Options					New Stock Options		
Grant Number	Type	Date	Price (US $)	Shares Underlying Outstanding Options	Type	Shares Underlying New Options	Election
	NQ	07/16/07		8,000	NQ		○ Yes ◉ No

Cancel **Continue**

Need Help?

Send an email to option_exchange@formfactor.com. Your email will be responded to by the end of the next business day.

FormFactor

Stock Option Exchange Program
Exchange Offer Commencement Date: September 2, 2010
Exchange Offer Expiration: September 30, 2010 at 9:00 p.m. Pacific Time

Welcome:

Review Elections (Step 2 of 4)

You have made the following elections with respect to your Eligible Option Grants:

Eligible Stock Options					New Stock Options		
Grant Number	Type	Date	Price (US $)	Shares Underlying Outstanding Options	Type	Shares Underlying New Options	Election
	NQ	07/16/07		8,000	NQ		(•) Yes ( ) No

Cancel | I Agree

Need Help?

Send an email to option_exchange@formfactor.com. Your email will be responded to by the end of the next business day.

FormFactor

Stock Option Exchange Program
Exchange Offer Commencement Date: September 2, 2010
Exchange Offer Expiration: September 30, 2010 at 9:00 p.m. Pacific Time

Welcome: Home Logout

Review Election Terms and Conditions; Submit My Elections (Step 3 of 4)

I acknowledge my election is subject to the terms, conditions, and restrictions in the Offer to Exchange.

By submitting an election to exchange eligible stock options I am making the statements in the Election Form for each eligible stock option I elect to exchange. A copy of the election form is available from the home page.

By selecting "no" for any eligible stock options, or by not selecting either "yes" or "no", I understand that I will not receive any new stock options for, and will continue to hold, all of those eligible stock options, which will continue to be governed by the terms and conditions of the applicable existing stock option agreements between FormFactor and me.

Email Address:

An e-mail will be sent to the e-mail address above confirming your election after you select the "Submit" button below.

Cancel Submit

Need Help?

Send an email to option_exchange@formfactor.com. Your email will be responded to by the end of the next business day.

Stock Option Exchange Program

Exchange Offer Commencement Date: September 2, 2010
Exchange Offer Expiration: September 30, 2010 at 9:00 p.m. Pacific Time

FormFactor®

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Eligible Stock Options					New Stock Options		
Grant Number	Type	Date	Price (US $)	Shares Underlying Outstanding Options	Type	Shares Underlying New Options	Election
	NQ	07/16/07		8,000	NQ		Yes

Print A Confirmation | Return To Welcome Page | Logout

Breakeven Calculator - Windows Internet Explorer

Breakeven Calculator

Assuming the hypothetical exercise price entered in step 2 below, at what stock price will the value of my eligible stock options equal the value of my new stock options?

Step 1: Select eligible stock option grant ID

Exercise price of eligible stock options

Number of shares outstanding in eligible grant — 8000

Step 2: Enter hypothetical exercise price of new stock options

Press to calculate breakeven price — Calculate

Exchange ratio based on grant ID selected in Step 1

Number of new stock options

Breakeven stock price

What is the value of my eligible stock options and new stock options at other stock prices?

Step 3: Enter hypothetical future stock price to be used in determining values

Press to calculate values — Calculate

Current Options -
Value of eligible stock options selected in Step 1 at price entered in Step 3

New Options -
Value of new stock options from Step 2 at price entered in Step 3

Reset

What is the value of my eligible stock options and new stock options at other stock prices?

Step 3: Enter hypothetical future stock price to be used in determining values

Press to calculate values

Calculate

Current Options -
Value of eligible stock options selected in Step 1 at price entered in Step 3

New Options -
Value of new stock options from Step 2 at price entered in Step 3

Reset

Important Notice: You are solely responsible for the assumptions you enter into the Breakeven Calculator. The Breakeven Calculator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the Exchange Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for the details on your specific situation. You should also consider the risks of participating in the Exchange Offer as discussed in Part II of the Offer to Exchange

FormFactor®

Stock Option Exchange Program
Exchange Offer Commencement Date: September 2, 2010
Exchange Offer Expiration: September 30, 2010 at
9:00 p.m. Pacific Time

Welcome: Home Logout

To change your password, fill in the fields below and then click "update". Note that your new password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number, or a special character.

Enter Login ID: ________

Enter Old Password: ________

Enter New Password: ________

Re-enter New Password: ________

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